         As filed with the Securities and Exchange Commission on May 12, 2000
                                                Registration No. _______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Apple Computer, Inc.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                               94-2404110
  (State of other jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                One Infinite Loop
                           Cupertino, California 95014
          (Address, including zip code, of principal executive offices)

                         1997 EMPLOYEE STOCK OPTION PLAN
                        1998 EXECUTIVE OFFICER STOCK PLAN
                            (Full title of the plan)

                             MICHAEL C. WYATT, ESQ.
                            Associate General Counsel
                              Apple Computer, Inc.
                         One Infinite Loop, M/S 301-4CL
                           Cupertino, California 95014
                                 (408) 996-1010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                                       MAXIMUM       PROPOSED
                                                                       AVERAGE       MAXIMUM
                                                        AMOUNT         OFFERING      AGGREGATE        AMOUNT OF
                                                        TO BE          PRICE PER     OFFERING         REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED                    REGISTERED (1) SHARE (2)     PRICE (3)        FEE (3)
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE
-----------------------------------------------------------------------------------------------------------------------
--NEWLY RESERVED UNDER 1997 EMPLOYEE STOCK               3,500,000      $101.625      $355,687,500     $93,902
OPTION PLAN                                              SHARES
-----------------------------------------------------------------------------------------------------------------------
-- NEWLY RESERVED UNDER THE 1998                         2,000,000      $101.625      $203,250,000     $53,658
EXECUTIVE OFFICER STOCK PLAN                             SHARES
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration statement also relates to shares registered under Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 333-23725, 33-31075,
33-47596, 33-53895, 333-07437, 333-6045, 333-82603 and 333-93471. A total of
18,000,000 shares issuable under the 1997 Employee Stock Option Plan have been previously registered under the Securities Act. A total of 17,000,000 shares issuable under the 1998 Executive Officer Stock Plan and its predecessors, the 1990 Stock Option Plan and the 1981 Stock Option Plan, have been previously registered under the Securities Act.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $101.625 per share, which represents the average of the high and low prices of the Common Stock reported on the NASDAQ National Market for May 12, 2000.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to
Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by .000264.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 25, 1999;

               (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since September 25, 1999; and

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability if (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

         In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

          Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

         The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

         The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
         Statement:

        Exhibit No.                  Description
        -----------                  -----------
        4.11           Form of Option Agreement.
        5.1            Opinion of counsel as to the legality of the securities
                       being registered hereby.
       10.A.49         1997 Employee Stock Option Plan, as amended through
                       May 3, 2000.
       10.A.51         1998 Executive Officer Stock Plan, as amended through
                       May 3, 2000.
        23.1           Consent of counsel (included in Exhibit 5.1).
        23.3           Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.
        24.1           Power of Attorney (included on page II-5).

ITEM 9.  UNDERTAKINGS.

                  (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on the 12th day of May, 2000.

                               APPLE COMPUTER, INC.

                               By /s/ Fred D. Anderson
                               Fred D. Anderson
                               Executive Vice President and
                               Chief Financial Officer



                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven P. Jobs, Fred D. Anderson, Nancy R. Heinen and Michael C. Wyatt, and each of them individually and without the others, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                  Title                                 Date
              ---------                                  -----                                 ----

   /s/ Steven P. Jobs                   Chief Executive Officer and Director        May 12, 2000
------------------------------          (Principal  Executive Officer)
       Steven P. Jobs

   /s/ Fred D. Anderson
------------------------------          Executive Vice President and Chief          May 12, 2000
       Fred D. Anderson                 Financial Officer (Principal Financial
                                        Officer)

  /s/  Gareth C. C. Chang
------------------------------
       Gareth C. C. Chang                              Director                     May 12, 2000

  /s/  William V. Campbell
------------------------------
       William V. Campbell                             Director                     May 12, 2000

  /s/  Millard S. Drexler
------------------------------
       Millard S. Drexler                              Director                     May 12, 2000

  /s/  Lawrence J. Ellison
------------------------------
       Lawrence J. Ellison                             Director                     May 12, 2000

  /s/  Jerome B. York
------------------------------
       Jerome B. York                                  Director                     May 12, 2000

                                  EXHIBIT INDEX

     Exhibit                                                                                Page
       No.                           Description                                             No.
     -------                         -----------                                           ------
       4.11          Form of Option Agreement.                                                1
       5.1           Opinion of counsel as to the legality of the securities
                     being registered hereby.                                                 3
     10.A.49         1997 Employee Stock Option Plan, as amended through May 3, 2000.         4
     10.A.51         1998 Executive Officer Stock Plan, as amended through May 3, 2000.      13
       23.1          Consent of Counsel (included in Exhibit 5.1).                            3
       23.3          Consent of KPMG LLP, independent auditors, with respect to
                     the consolidated financial statements of the Registrant.                25
       24.1          Power of Attorney (included on Page II-5).                            II-5